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                                                                    EXHIBIT 10.5


             REINSTATEMENT AND FIRST AMENDMENT TO AGREEMENT OF SALE

      REINSTATEMENT AND FIRST AMENDMENT TO AGREEMENT OF SALE (this "First Amendment"), dated as of March 11, 2003, between KULLER ROAD REALTY HOLDINGS, L.L.C., a New Jersey limited liability company ("Seller") and KEYSTONE OPERATING PARTNERSHIP, LP, a Delaware limited partnership ("Purchaser").

                              PRELIMINARY STATEMENT

      Seller and Purchaser entered into an Agreement of Sale dated August 28, 2002 (the "Original Agreement"), pursuant to which Seller agreed to sell and convey to Purchaser, and Purchaser agreed to acquire from Seller, subject to the terms and conditions of the Original Agreement, certain Property more specifically described therein. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning specified in the Original Agreement. On August 30, 2002, Purchaser terminated the Original Agreement pursuant to Section
4.1 thereof.

      Seller and Purchaser now desire to reinstate the Original Agreement and simultaneously with such reinstatement to amend the Original Agreement in the manner herein provided.

      NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

      1. Reinstatement of Original Agreement. Seller and Purchaser hereby agree that, effective upon the execution and delivery of this First Amendment, the Original Agreement is hereby reinstated as a valid and binding agreement.

      2. Roof Litigation. Section 2.1 of the Original Agreement is hereby supplemented to add the phrase "or any other action" after the words "docket number MRSL-3024-00". Purchaser agrees that, upon reasonable notice to Purchaser, subject to the rights of any tenants, Seller and its consultants shall have access to the roof of the building for purposes of inspection and testing, provided (a) Seller shall not be entitled to do anything that could damage the roof, except that Seller may take

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samples of the roof provided (i) Purchaser approves the contractor making such samples (which such approval Purchaser shall not unreasonably withhold or delay), (ii) prior to conducting any samples Seller furnishes to Purchaser a written undertaking from the contractor that the contractor, at no cost to Purchaser, will promptly repair any damage to the roof caused by such activity and (b) such work will not void any warranty with respect to the roof. Seller shall hold and save Purchaser and its assigns harmless from and against all loss, cost, damage, injury or expense arising out of the exercise by Seller of its rights under this Paragraph 2. The provisions of this Paragraph 2 shall survive the closing of title.

      3. Purchase Price. Section 2.2 of the Original Agreement is hereby deleted in its entirety and the following provisions is hereby substituted therefor:
"The aggregate purchase price (the "Purchase Price") for the Property is Twenty One Million One Hundred Thousand Dollars ($21,100,000.00), subject to the adjustments provided herein."

      4. Payment Terms. Section 2.3 is of the Original Agreement is hereby deleted in entirety and the following provision is substituted therefor:

            "The Purchase Price, plus or minus any net closing adjustments, shall be paid by wire transfer or trust account check of the Escrow Agent on the Closing Date. All references in the Original Agreement to the "Deposit are hereby deleted."

      5. Due Diligence. Purchaser acknowledges that is has completed its due diligence investigations of the Property and is satisfied with the results thereof. Purchaser hereby waives the right to terminate the Original Agreement pursuant to Section 4.1 of the Original Agreement.

      6. Title Exceptions. The parties agree that Purchaser's title objections shall be satisfied upon:

            (a) Seller executing and delivering the closing documents required to be delivered by Seller, in form previously approved, including, without limitation, the deeds, affidavits of title, corporate resolutions and Certificate for the Property;

      (b) Seller causing to be discharged of record all mortgages, assignments of leases, lis pendens, judgments, tax


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sale certificates, financing statements and other monetary liens against the
Properties;

      (c) Seller and Purchaser adjusting at closing all taxes, assessments and other governmental charges pursuant to the Original Agreement.

      7. Legal Description. Exhibit A of the Original Agreement is hereby deleted and Exhibit A annexed hereto is hereby substituted therefor. The parties agree that the legal descriptions to be included in the deed with be both the legal description contained on Exhibit A to the Original Agreement and the legal description in the deed vesting title in Seller.

      8. Brokerage Commissions. Section 4.6 of the Original Agreement is hereby deleted in its entirety and the following provision is hereby substituted therefor:

            "Purchaser shall not be obligated to pay any commissions to any of the brokers identified on Exhibit C annexed hereto. Seller shall deliver to Purchaser on the Closing Date releases from such brokers for any liability for brokerage commissions, including commissions on any renewals, extensions or expansions."

      9. Closing Date. The first sentence of Section 9.3 of the Original Agreement is hereby deleted in its entirety and the following is substituted therefor: "The closing of this transaction shall be conducted on March 12, 2003 (the "Closing Date") at 10:00 A.M. If the closing does not occur on such date, either party shall have the right to make time of the essence upon three (3) business days notice to the other party."

      10. Supplemental Environmental Provisions. (a) Clause (f) of Section 9.2 is hereby deleted in its entirety. The parties acknowledge that the DEP is requiring that Remediation Agreements be executed prior to the closing with respect to the Property and that the DEP will require that the sum of $100,000 paid to a trustee pursuant to a Remediation Trust Fund Agreement as financial security for performance under such Remediation Agreement. The parties further agree that, at the closing, the sum of $100,000 shall be paid from the Purchase Price directly to the trustee designated in the Remediation Trust Fund Agreement. Seller agrees to proceed expeditiously and in good faith to complete the remediation required to be completed by the Remediation Agreement and to obtain and forward to Purchaser promptly upon receipt a copy of each "no further action letter"


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issued by the DEP. Seller shall hold and save Purchaser and its assigns harmless from and against all loss, cost, damage, injury or expense arising out of the performance of any remediation undertaken pursuant to the Remediation Agreement, any breach by Seller under the Remediation Agreement and any breach by Seller under this Paragraph 10. The provisions of this Paragraph 10 shall survive the closing of title.

      (b) To the extent that the applicable Seller requires any documentation, information, access or other cooperation from a tenant leasing space at the Property in order for Seller to comply with a Remediation Agreement, and the tenant is required under its Lease or at law to furnish same, upon request of Seller, Purchaser agrees to proceed in good faith and with due diligence to obtain such documentation, information, access or other cooperation from a tenant. If any such tenant fails or refuses to furnish such documentation, information, access or other cooperation, the applicable Purchaser non-exclusively assigns to Seller the right to institute litigation or other proceedings against the tenant to obtain same, provided Seller shall not have the right to terminate any lease, realize on any guaranty of such Lease or recourse to any security posted under such Lease. Nothing contained herein shall be deemed a waiver of Purchaser's right to enforce the Lease against such tenant.

      11. Audit Rights. Purchaser and its consultants shall have the right for a period of ninety (90) calendar days after the Closing Date to inspect the books and records in the possession of Seller with respect to the Property and to make copies thereof. Seller agrees to make such books and records available to Purchaser and its consultants and to furnish any information in the possession of Seller relating to the operation of the Property.

      12. Miscellaneous. Except as amended hereby, all of the terms and conditions of the Original Agreement are hereby ratified and confirmed and shall remain in full force and effect. This First Amendment shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. This First Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New Jersey. This First Amendment may not be amended or modified, nor may any obligation hereunder be waived orally, and no such amendment, modification or waiver shall be effective for any purpose unless it is in writing and signed by the party against whom enforcement thereof is sought. The captions and paragraph headings are provided for purposes of convenience of reference only and are not


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intended to limit, define the scope of, or aid in the interpretation of any of the provisions hereof. If there is any inconsistency between the provisions of this First Amendment and the provisions of the Original Agreement, the provisions of this First Amendment shall govern. This First Amendment may be executed and delivered in several counterparts, each of which, when so executed and delivered, shall constitute an original, fully enforceable counterpart for all purposes.

                           (Intentionally Left Blank)


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                    Seller:

                                    KULLER ROAD REALTY HOLDINGS, L.L.C.
                                    A New Jersey Limited Liability Company

                                    By: United States Land Resources, L.P.

                                    By: United States Realty Resources, Inc.,
                                         General Partner

                                        By: /s/ Lawrence S. Berger
                                            ------------------------------------

                                            Name:  Lawrence S. Berger
                                            Title: President


                                    Purchaser:

                                    KEYSTONE OPERATING PARTNERSHIP, L.P.

                                    By: Keystone Property Trust, General Partner

                                    By: /s/ John P. DiCola
                                        ----------------------------------------
                                       Name:  John P. DiCola
                                       Title: Senior Vice President


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